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                                                                      EXHIBIT 12

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                        PREFERRED DIVIDEND REQUIREMENTS
                                 (IN MILLIONS)

                                                                                 YEARS ENDED DECEMBER 31,
                                                                    --------------------------------------------------
                                                                     1995       1994       1993       1992       1991
                                                                    ------     ------     ------     ------     ------
Earnings:
  Income from continuing operations...............................  $   21     $  202     $  135     $  655     $  231
  Add (deduct):
    Adjustment for distributions in excess of (less than)
      undistributed equity earnings and losses....................       1         --         (2)       (31)      (146)
    Income taxes..................................................      50        147         65        311         84
    Amortization of interest capitalized..........................       2          1          4          3          2
                                                                    ------     ------     ------     ------     ------
                                                                        74        350        202        938        171
                                                                    ------     ------     ------     ------     ------
Fixed Charges:
  Interest and other financial charges............................     175        114        153        180        125
  Interest factor attributable to rentals.........................      29         22         24         25         25
                                                                    ------     ------     ------     ------     ------
                                                                       204        136        177        205        150
                                                                    ------     ------     ------     ------     ------
Earnings, as adjusted, from continuing operations.................  $  278     $  486     $  379     $1,143     $  321
                                                                    ======     ======     ======     ======     ======
Fixed Charges:
  Fixed charges above.............................................  $  204     $  136     $  177     $  205     $  150
  Interest capitalized............................................       3          7          8         12         11
                                                                    ------     ------     ------     ------     ------
    Total fixed charges...........................................     207        143        185        217        161
Dividends on preferred stock (pre-income tax basis)...............      24         48         50         63         78
                                                                    ------     ------     ------     ------     ------
    Total fixed charges and preferred dividend requirements.......  $  231     $  191     $  235     $  280     $  239
                                                                    ======     ======     ======     ======     ======
Ratios:
  Earnings, as adjusted, from continuing operations to total fixed
    charges.......................................................    1.34       3.40       2.05       5.27       1.99
                                                                    ======     ======     ======     ======     ======
  Earnings, as adjusted, from continuing operations to total fixed
    charges and preferred dividend requirements...................    1.20       2.54       1.61       4.08       1.34
                                                                    ======     ======     ======     ======     ======
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Notes:

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
  a) The adjustment for distributions in excess of (less than) undistributed equity earnings and losses represents the adjustment to income for distributions in excess of (less than) undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.
  b) The interest factor attributable to rentals was computed by calculating the estimated present value of all long-term rental commitments and applying the approximate weighted average interest rate inherent in the lease obligations and adding thereto the interest element assumed in short-term cancelable and contingent rentals excluded from the commitment data but included in rental expense.
  c) The dividend requirements on preferred stock have been determined by adding to the total preferred dividends an allowance for income taxes, calculated on the effective income tax rate.
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